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                                                                    EXHIBIT 3.26




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                                  REGULATIONS

                                       OF

                         BLACK CREEK MANAGEMENT, L.L.C.

                      A DELAWARE LIMITED LIABILITY COMPANY



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                               TABLE OF CONTENTS


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
ARTICLE 1
         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 2
         ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.1     Formation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.2     Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.3     Registered Office; Registered Agent; Principal Office in the United States; Other Offices  . . . . .  12
         2.4     Purposes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.5     Foreign Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.6     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.7     No State-Law Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 3
         MEMBERSHIP; DISPOSITIONS OF INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.1     Initial  Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.2     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.3     Dispositions and Encumbrances of Membership Rights.  . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.4     Creation of Additional Membership Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.5     Dispositions of Interests in a Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.6     Withdrawal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.7     Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.8     Liability to Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.9     Expulsion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.10    Spouses of Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE 4
         CAPITAL CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.1     Initial Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.2     Subsequent Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.3     Failure to Contribute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.4     Return of Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.5     Advances by Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.6     Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23


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ARTICLE 5
         ALLOCATIONS AND DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.1     Distributions of Net Cash Flow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.2     Distributions of Net Capital Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.3     Distributions on Dissolution and Winding Up  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.4     Allocations of Profit and Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.5     Allocation of Net Gains or Net Losses from the Dissolution and Winding Up of the Company . . . . . .  26
         5.6     Adjustment of Book Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.7     Tax Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.8     Stop Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.9     Nonrecourse Deductions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.10    Minimum Gain Chargeback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.11    Member Nonrecourse Deductions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.12    Member Nonrecourse Minimum Gain Chargeback . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.13    Qualified Income Offset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.14    Curative Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.15    Investment Return Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.16    Gross Income Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.17    Interests in Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.18    Code Section 754 Adjustment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.19    Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.20    Varying Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE 6
         INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.1     Right to Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.2     Advance Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.3     Indemnification of Officers, Employees and Agents  . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.4     Appearance as a Witness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.5     Nonexclusivity of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.6     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.7     Member Notification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.8     Savings Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
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ARTICLE 7
         TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.1     Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.2     Tax Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.3     Tax Matters Member . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 8
         BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.1     Maintenance of Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.2     Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.3     Accounts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE 9
         BUYOUT OPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         9.1     Buyout Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         9.2     Procedure for Member-Related Buyout Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         9.3     Procedure for Spouse-Related Buyout Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         9.4     Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.5     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.6     Relationship of Buy-Out, Dissolution and Disposition Provisions  . . . . . . . . . . . . . . . . . .  37

ARTICLE 10
         ARBITRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.1    Submission of Disputes to Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         10.2    Selection of Arbitrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         10.3    Conduct of Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE 11
         DISSOLUTION, WINDING-UP AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.1    Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.2    Winding Up and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.3    Deficit Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         11.4    Articles of Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
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ARTICLE 12
         GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         12.1    Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         12.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         12.3    Entire Agreement; Supersedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         12.4    Affect of Waiver or Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         12.5    Amendment or Restatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         12.6    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         12.7    Governing Law; Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         12.8    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         12.9    Waiver of Certain Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         12.10   Directly or Indirectly . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         12.11   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         12.12   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
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                                  REGULATIONS
                                       OF
                         BLACK CREEK MANAGEMENT, L.L.C.
                      A DELAWARE LIMITED LIABILITY COMPANY



         These REGULATIONS OF BLACK CREEK MANAGEMENT, L.L.C. (these "Regulations"), dated as of May 19, 1998, are adopted, executed and agreed to, for good and valuable consideration, by the Members (as defined below).

                                  ARTICLE 1
                                 DEFINITIONS

         1.1 DEFINITIONS. As used in these Regulations, the following terms have the respective meanings set forth below or set forth in the provision following such term:

                 ACT - the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

                 ADJUSTED CAPITAL ACCOUNT - a Capital Account determined and maintained for each Member throughout the term of these Regulations, the balance of which shall be equal to such Member's Capital Account balance, modified as follows:

                          (a) increased by the amount, if any, of such Member's share of the Minimum Gain of the Company as determined under Treasury Regulation Section 1.704-2(g)(1);

                          (b) increased by the amount, if any, of such Member's share of the Minimum Gain attributable to Member Nonrecourse Debt of the Company pursuant to Treasury Regulation Section 1.704-2(i)(5);

                          (c) increased by the amount, if any, of such Member's share of the Member's Modified 752 Share of Recourse Debt;

                          (d) increased by the amount, if any, that such Member is treated as being obligated to contribute subsequently to the capital of the Company as determined under Treasury Regulation Section 1.704-1(b)(2)(ii)(c);

                          (e) decreased by the amount, if any, of cash that is reasonably expected to be distributed to such Member, but only to the extent that the amount thereof exceeds any offsetting increase in such Member's Capital Account that is reasonably expected to occur during (or prior to) the tax year during which such distributions are


                                      (1)
                 reasonably expected to be made as determined under Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(6); and

                          (f) decreased by the amount, if any, of loss and deduction that is reasonably expected to be allocated to such Member pursuant to Code Section 704(e)(2) or 706(d), Treasury Regulation Section 1.751-1(b)(2)(ii) or Treasury Regulation
                 Section 1.704-1(b)(2)(iv)(k).

                 AFFECTED MEMBER - Section 10.1.

                 AFFILIATE - (a) with respect to any Person who is a natural person, (i) each entity that such Person Controls, and (ii) each member of such Person's immediate family; and (b) with respect to any Person that is an entity, (i) each entity that such Person Controls,
         (ii) each Person that Controls such Person, and (iii) each entity that is under common Control with such Person.

                 ARBITRATION NOTICE - Section 11.1(b).

                 ARTICLES - Section 2.1.

                 ASSIGNEE - any Person that acquires Membership Rights or any portion thereof (including an Interest) through a Disposition; provided, however, that an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Section 3.3(b)(ii). The Assignee of a deceased Member is the Person or Persons to whom the deceased Member's Membership Rights are bequeathed, or by whom they are inherited, pursuant to the deceased Member's duly-probated will or a probate court order applying the laws of intestate succession. The Assignee of a dissolved Member is the shareholder, partner, member or other equity owner or owners of the dissolved Member to whom such Member's Membership Rights are assigned by the Person conducting the liquidation or winding up of such Member. The Assignee of a Bankrupt Member is the Person or Persons (if any) to whom such Bankrupt Member's Membership Rights are assigned by order of the bankruptcy court or other governmental authority having jurisdiction over such Bankruptcy; or, in the event of a general assignment for the benefit of creditors, the creditor to which such Membership Rights are assigned. In the case of a Divorce, the Assignee is the spouse of the applicable Member. In the case of a Spouse's Death, the Assignee is the Person or Persons to whom the spouse's (or former spouse's) Spouse's Fraction is bequeathed, or by whom it is inherited, pursuant to the deceased spouse's (or former spouse's) duly-probated will or a probate court order applying the laws of intestate succession.

                 BANKRUPTCY OR BANKRUPT - with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar


                                      (2)
         relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person's or of all or any substantial part of such Person's properties; or (b) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced and 120 Days have expired without dismissal thereof or with respect to which, without such Person's consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person's properties has been appointed and 90 Days have expired without the appointment's having been vacated or stayed, or 90 Days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

                 BOOK DEPRECIATION - for each fiscal year (or other period for which Book Depreciation must be computed) the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset, except that, if the Book Value of an asset differs from its adjusted tax basis at the beginning of the year, Book Depreciation will be an amount which bears the same ratio to Book Value at the beginning of the year as the federal income tax depreciation, amortization or other cost recovery deduction for the year bears to the beginning adjusted tax basis; provided, however, that if the adjusted tax basis of the asset at the beginning of the year is zero, Book Depreciation will be determined by a Majority Interest using any reasonable method.

                 BOOK VALUE - with respect to any asset, the adjusted basis of the asset for federal income tax purposes, adjusted as provided in
         Section 5.6.

                 BUSINESS DAY - any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Delaware are closed.

                 BUYER - Section 10.4.

                 BUYOUT EVENT - Section 10.1.

                 CAPITAL ACCOUNT - the account to be maintained by the Company for each Member in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv) and, to the extent not inconsistent therewith, the following provisions:

                          (a) a Member's Capital Account shall be credited with the cash or Net Agreed Value of the Member's Capital Contributions, the amount of any Company liabilities assumed by the Member, the Member's distributive share of Profit and any item of income or gain specially allocated to the Member pursuant to the provisions of Article 5 (other than Section 5.7); and


                                      (3)

                      (b) a Member's Capital Account shall be debited with the amount of cash and the Net Agreed Value of any Company property distributed to the Member, the amount of any liabilities of the Member assumed by the Company (or which are secured by property contributed by the Member to the Company), the Member's distributive share of Loss and any item of expenses or losses specially allocated to the Member pursuant to the provisions of Article 5 (other than Section 5.7).

If any Interest is transferred pursuant to the terms of these Regulations, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest; provided, however, that if the transfer causes a termination of the Company under Code
Section 708(b)(1)(B), the Capital Accounts of the Members shall be adjusted in conformance with Treasury Regulation Section 1.704-1(b)(2)(iv)(l). A Member that has more than one Interest shall have a single Capital Account that reflects all of its Interests, regardless of the class of Interest owned by that Member and regardless of the time or manner in which it was acquired.

                 CAPITAL CONTRIBUTION - with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed to the Company by the Member. Any reference in these Regulations to the Capital Contribution of a Member shall include a Capital Contribution of his predecessors in interest.

                 CAPITAL TRANSACTION - any transaction that results in the Company's receipt of cash or other consideration other than Capital Contributions, including proceeds of sales or exchanges or other Dispositions of property not in the ordinary course of business, financings, refinancings, condemnations, recoveries of damage awards, and insurance proceeds that, in accordance with generally accepted accounting principles, are considered capital in nature.

                 CHANGE OF CONTROL - with respect to any Member that is an Entity, that such Member has ceased to be controlled, directly or indirectly, by the Person or Persons who controlled it when it became a Member.

                 CODE - the United States Internal Revenue Code of 1986, as amended from time to time. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

                 COMMITMENT - subject in each case to adjustments on account of Dispositions of Membership Rights permitted by these Regulations, (a) in the case of a Member executing these Regulations as of the date of these Regulations or a Person acquiring those Membership Rights, the amount specified for that Member as its Commitment on Exhibit A, and
         (b) in the case of Membership Rights issued pursuant to Section 3.4, the Commitment established pursuant thereto.

                 COMPANY - Black Creek Management, L.L.C., a Delaware limited liability company.


                                      (4)

                 CONTINUATION ELECTION - Section 12.1(b).

                 CONTROL - the possession, directly or indirectly, through one or more intermediaries, of the following: (a) in the case of a corporation, more than 50% of the outstanding voting securities thereof; (b) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 50% of the distributions therefrom (including liquidating distributions); (c) in the case of a trust or estate, more than 50% of the beneficial interest therein; (d) in the case of any other entity, more than 50% of the economic or beneficial interest therein; or (e) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to direct the management, activities or policies of the entity.

                 DAY - a calendar day; provided, however, that, if any period of Days referred to in these Regulations shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the first succeeding Business Day.

                 DEFAULT - with respect to any Member, (a) the failure of such Member to contribute, within 10 Days of the date required, all or any portion of a Capital Contribution that such Member is required to make as provided in these Regulations; or (b) the failure of a Member to comply in any material respect with any of its other agreements, covenants or obligations under these Regulations (other than its agreement not to Withdraw from the Company in Section 3.6), or the failure of any representation or warranty made by a Member in these Regulations to have been true and correct in all material respects at the time it was made, in each case if such default is not cured by the applicable Member within 30 Days of its receiving notice of such default from any other Member (or, if such default is not capable of being cured within such 30-Day period, if such Member fails to promptly commence substantial efforts to cure such default or to prosecute such curative efforts to completion with continuity and diligence).

                 DEFAULT RATE - a rate per annum equal to the lesser of (a) 4% plus the Prime Rate, and (b) the maximum rate permitted by Law.

                 DEFERRED AMOUNT - Section 10.4.

                 DELINQUENT MEMBER - Section 4.3(a).

                 DISPOSE, DISPOSING OR DISPOSITION - with respect to any asset (including Membership Rights or any portion thereof, including an Interest), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law, including the following: (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, intestate succession or otherwise; (b) in the case of an asset owned by an Entity, (i) a merger or consolidation of such Entity, (ii) a conversion of such Entity into another type of Entity, or (iii) a distribution of such asset in connection with the dissolution, liquidation,


                                      (5)
         winding-up or termination of such Entity (unless, in the case of dissolution, such Entity's business is continued without the commencement of liquidation or winding-up); and (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance.

                 DISPOSING MEMBER - Section 3.3(c)(ii)(A).

                 DISPOSITION NOTICE - Section 3.3(c)(ii)(A).

                 DISPUTE - Section 11.1(a).

                 DISPUTING PARTY - Section 11.1(a).

                 DISSOLUTION EVENT - Section 12.1(a).

                 DIVORCE - the establishment of a Spouse's Fraction as a result of the divorce or other termination of the marital relationship of any Member (other than by death), or upon the partition of community property or other Disposition of property between a Member and such Member's spouse.

                 ENCUMBER, ENCUMBERING, OR ENCUMBRANCE - the creation of a security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of Law.

                 EXCESS BALANCE - Section 5.5(b)(i).

                 EXERCISE NOTICE - Section 3.3(c)(ii)(A).

                 EXPEL, EXPELLED OR EXPULSION - the expulsion or removal of a Member from the Company as a member.

                 FAIR MARKET VALUE - Section 10.4.

                 INCLUDING - "including, without limitation,".

                 INTEREST - a Person's share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Company.

                 INVESTMENT RATE - with respect to any Member, the rate of return for such Member determined pursuant to Exhibit A.

                 INVESTMENT RETURN - with respect to any Member, an amount that accrues at the Investment Rate on the balance of Unpaid Investment Capital, which amount shall compound annually at the Investment Rate until repaid.


                                      (6)

                 LAW - any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a governmental authority.

                 LENDING MEMBER - Section 4.3(a)(ii).

                 MAJORITY INTEREST - Members holding among them at least a majority of all Voting Ratios; provided, however, that, if a provision of these Regulations provides that a Majority Interest, for purposes of such provision, is to be calculated or determined without reference to one or more excluded Members, then, solely for purposes of such provision, "Majority Interest" shall mean Members, other than the excluded Members, holding among them at least a majority of all Voting Ratios, other than Voting Ratios held by such excluded Members.

                 MEMBER - any Person executing these Regulations as of the date of these Regulations as a member or hereafter admitted to the Company as a member as provided in these Regulations, but such term does not include any Person who has ceased to be a member in the Company. If a Member shall have Disposed of all or any portion of its Interest but shall have retained its other Membership Rights, then, solely with respect to the Interest (or portion thereof) so Disposed, all references to "Member" that appear in Articles 5 and 8, in Sections 3.3, 3.5, 4.6, 12.2(d) (and the last paragraph of Section 12.2) and 12.3, and in Section 1.1 with respect to defined terms first used in the preceding-listed Articles and Sections, shall be deemed to refer to the Assignee of such Interest (or portion thereof).

                 MEMBER NONRECOURSE DEDUCTIONS - the meaning assigned to that term in Treasury Regulation Section 1.704-2(i).

                 MEMBER NONRECOURSE DEBT - the meaning assigned to that term in Treasury Regulation Section 1.704-2(b)(4).

                 MEMBER NONRECOURSE MINIMUM GAIN - the meaning assigned to that term in Treasury Regulation Section 1.704-2(i)(2).

                 MEMBERSHIP RIGHTS - with respect to any Member, (a) that Member's status as a Member, (b) that Member's Interest; (c) all other rights, benefits and privileges enjoyed by that Member (under the Act, the Articles, these Regulations or otherwise) in its capacity as a Member, including that Member's rights to vote, consent and approve and otherwise to participate in the management of the Company; and (d) all obligations, duties and liabilities imposed on that Member (under the Act, the Articles, these Regulations or otherwise) in its capacity as a Member, including any obligations to make Capital Contributions.

                 MINIMUM GAIN - the meaning assigned to that term in Treasury Regulation Section 1.704-2(d).


                                      (7)

                 MODIFIED 752 SHARE OF RECOURSE DEBT - of any Member, as of any date, the aggregate amount of economic risk of loss that such Member and Related Persons to such Member are treated as bearing with respect to such liability pursuant to Treasury Regulation Section 1.752-2 with respect to any Company liability (or portion thereof) that is neither a Nonrecourse Liability nor a Company liability that is treated as a "member nonrecourse debt" under Treasury Regulation Section 1.704-2(b)(4) (determined, as of the date in question, by assuming, for purposes of Treasury Regulation Section 1.752-2, that the Company constructively liquidates on such date (within the meaning of Treasury Regulation Section 1.752-2) except that all Company properties shall be deemed thereunder to be transferred in fully taxable exchanges for an aggregate amount of cash consideration equal to their respective book bases and such consideration shall be deemed thereunder to be used, in the appropriate order of priority, in full or partial satisfaction of all Company liabilities).

                 NET AGREED VALUE - (a) in the case of any property contributed to the Company, the Book Value of the Company's property reduced by any indebtedness either assumed by the Company upon the contribution of the property or to which such property is subject when contributed; and (b) in the case of any property distributed to a Member, the Book Value of such property reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution.

                 NET CAPITAL PROCEEDS - the proceeds received by the Company in connection with a Capital Transaction after the payment of costs and expenses incurred by the Company in connection with such Capital Transaction, including brokers' commissions, loan fees, loan payments, other closing costs and the cost of any alteration, improvement, restoration or repair of any Company property necessitated by or incurred in connection with such Capital Transaction and, if the Capital Transaction is a financing or refinancing, after the payment of any Company indebtedness that is repaid in connection with such financing or refinancing.

                 NET CASH FLOW - all cash funds derived from operations of the Company (including interest received on reserves), without reduction for any non-cash charges, but less cash funds used to pay current operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as determined by a Majority Interest. Net Cash Flow shall not include proceeds or costs included in the determination of Net Capital Proceeds but shall be increased by the reduction of any reserve previously established.

                 NONRECOURSE DEDUCTIONS - the meaning assigned that term in Treasury Regulation Section 1.704-2(b)(1).

                 NONRECOURSE LIABILITY - the meaning assigned that term in Treasury Regulation Section 1.704-2(d).


                                      (8)

                 OFFICER - any Person designated as an officer of the Company as provided in Section 6.7, but such term does not include any Person who has ceased to be an officer of the Company.

                 PERSON - the meaning assigned that term in Article 18-101 of the Act and also includes a governmental authority and any other entity.

                 PRIME RATE - a rate per annum equal to the lesser of (a) a varying rate per annum that is equal to the interest rate publicly quoted by Chase Manhattan Bank, N.A. from time to time as its prime commercial or similar reference interest rate, with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by Law.

                 PROCEEDING - Section 7.1.

                 PROFIT AND LOSS - for each fiscal year of the Company (or other period for which Profit or Loss must be computed), the Company's taxable income (not including income allocated pursuant to Sections 5.5, 5.10, 5.12, 5.13, 5.14, 5.15 and 5.16) or loss (not including loss or deduction allocated pursuant to Sections 5.5, 5.9, 5.11 and 5.14) determined in accordance with Code Section 703(a), with the following adjustments:

                          (a) all items of income, gain, loss and deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing taxable income or loss;

                          (b) any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss;

                          (c) any expenditures of the Company described in Code Section 705(a)(2)(B) (or treated as such pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss;

                          (d) gain or loss resulting from any disposition of Company property shall be computed by reference to the Book Value of the property;

                          (e) in lieu of the depreciation, amortization or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account Book Depreciation; and

                          (f) if the Book Value of an asset of the Company is adjusted pursuant to Section 5.6, any increase or decrease in the Book Value of the asset as a result of the


                                      (9)
                 adjustment shall be treated as gain or loss, respectively, from the disposition of the asset and shall be taken into account in computing Profits or Losses.

                 PURCHASE PRICE - Section 10.4.

                 PURCHASING MEMBER - Section 3.3(c)(ii)(A).

                 RELATED PERSON - with respect to any Member, any Person who is related to such Member within the meaning of Treasury Regulation
         Section 1.752-4(b).

                 REGULATIONS - introductory paragraph.

                 SECURITIES ACT - Securities Act of 1933, as amended.

                 SELLER - Section 10.4.

                 SHARING RATIO - subject in each case to adjustments on account of Dispositions of Membership Rights permitted by these Regulations,
         (a) in the case of a Member executing these Regulations as of the date of these Regulations or a Person acquiring those Membership Rights, the percentage specified for that Member as its Sharing Ratio on Exhibit A, and (b) in the case of Membership Rights issued pursuant to
         Section 3.4, the Sharing Ratio established pursuant thereto.

                 SOLE DISCRETION - with respect to any Person, such Person's sole and absolute discretion, with or without cause, and subject to such conditions as such Person shall deem appropriate.

                 SPOUSE'S DEATH - the death of a Member's spouse (or former spouse) prior to the death of such Member, and, in connection with such death, the establishment of a Spouse's Fraction to which (or to a portion of which) such Member does not succeed.

                 SPOUSE'S FRACTION - that portion (if any) of a Member's Membership Rights that such Member's spouse, such Member's former spouse, such Member's spouse's estate or such Member's former spouse's estate is determined to own by a court of competent jurisdiction or, in the absence of a judicial determination, by a written agreement between the Member and such spouse, such spouse's estate, such former spouse, or such former spouse's estate.

                 TAX MATTERS MEMBER - Section 8.3.

                 TERMINATING CAPITAL TRANSACTION - any Capital Transaction that is entered into in connection with or will result in the dissolution, winding up and termination of the Company.


                                      (10)

                 TREASURY REGULATIONS - the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

                 UNANIMOUS INTEREST - Members holding among them all of the Sharing Ratios; provided, however, that if a provision of these Regulations provides that a Unanimous Interest, for purposes of such provision, is to be calculated or determined without reference to one or more excluded Members, then, solely for purposes of such provision, "Unanimous Interest" shall mean Members, other than the excluded Members, holding among them all of the Sharing Ratios, other than Sharing Ratios held by such excluded Members.

                 UNPAID INVESTMENT RETURN - with respect to any Member, the accrued and unpaid Investment Return on the Unreturned Investment Capital less all amounts distributed by the Company to the Member pursuant to Sections 5.1(a), 5.2(a) and 5.3(a). If any Interest is transferred in accordance with the terms of these Regulations, the transferee shall succeed to the Unpaid Investment Return of the transferor to the extent of the Interest transferred.

                 UNRETURNED INVESTMENT CAPITAL - with respect to any Member, the total Capital Contributions of the Member less the cumulative distributions to the Member pursuant to Sections 5.1(b), 5.2(b) and 5.3(b). If any Interest is transferred in accordance with the terms of these Regulations, the transferee shall succeed to the Unreturned Investment Capital of the transferor to the extent of the Interest transferred.

                 VOTING RATIO - with respect to any Member, such Member's Sharing Ratio; provided, however, that, if a Member shall have Disposed of all or any portion of its Interest but shall have retained its other Membership Rights, such Member shall be deemed, solely for purposes of determining such Member's Voting Ratio, to continue to hold the Sharing Ratio attributable to the Interest that was the subject of such Disposition.

                 WITHDRAW, WITHDRAWING OR WITHDRAWAL - the withdrawal, resignation or retirement of a Member from the Company as a member. Such terms shall not include any Dispositions of Membership Rights (which are governed by Section 3.3), even though the Member making a Disposition may cease to be a Member as a result of such Disposition.

Other terms defined herein have the meanings so given them.

         1.2 CONSTRUCTION. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in these Regulations includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of these Regulations; and (c) references to Exhibits are to the Exhibits attached to these Regulations, each of which is made a part hereof for all purposes.


                                      (11)

                                  ARTICLE 2
                                ORGANIZATION

         2.1 FORMATION. The Company has been organized as a Delaware limited liability company by the filing of Certificate of Formation (the "Articles") under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of Delaware.

         2.2 NAME. The name of the Company is Black Creek Management, L.L.C. and all Company business must be conducted in that name or such other names that comply with Law as a Majority Interest may select.

         2.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE IN THE UNITED STATES; OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) a Majority Interest may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Articles or such other Person or Persons as a Majority Interest may designate in the manner provided by Law. The principal office of the Company in the United States shall be at such place as a Majority Interest may designate, which need not be in the State of Delaware, and the Company shall maintain records there as required by Article 18-305 of the Act and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as a Majority Interest may designate.

         2.4 PURPOSES. The purposes of the Company are those set forth in the Articles.

         2.5 FOREIGN QUALIFICATION. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Members shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Members, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of a Majority Interest, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with these Regulations that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

         2.6 TERM. The Company commenced on the date the Secretary of State of Delaware issued a certificate of organization for the Company and shall continue in existence for the period fixed in the Articles for the duration of the Company, or such earlier time as these Regulations may specify.

         2.7 NO STATE-LAW PARTNERSHIP. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or


                                      (12)
joint venturer of any other Member, for any purposes other than federal and state tax purposes, and these Regulations may not be construed to suggest otherwise.


                                  ARTICLE 3
                    MEMBERSHIP; DISPOSITIONS OF INTERESTS

         3.1 INITIAL MEMBERS. The initial members of the Company are the Persons executing these Regulations as of the date of these Regulations as members, each of which is admitted to the Company as a member effective contemporaneously with the execution by such Person of these Regulations.

         3.2 REPRESENTATIONS AND WARRANTIES. Each Member hereby represents and warrants to the Company and each other Member as follows:

                 (a) in the case of a Member that is an Entity: (i) that Member is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the Law of the jurisdiction of its incorporation, organization or formation;
         (ii) if required by applicable Law, that Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and (iii) that Member has full power and authority to execute and deliver these Regulations and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of these Regulations by that Member have been duly taken;

                 (b) that Member has duly executed and delivered these Regulations, and they constitute the legal, valid and binding obligation of that Member enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity);

                 (c) that Member's authorization, execution, delivery, and performance of these Regulations do not and will not (i) conflict with, or result in a breach, default or violation of, (A) the organizational documents of such Member (if it is an Entity), (B) any contract or agreement to which that Member is a party or is otherwise subject, or (C) any Law, order, judgment, decree, writ, injunction or arbitral award to which that Member is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any governmental authority or other Person, unless such requirement has already been satisfied;

                 (d) that Member is familiar with the existing or proposed business, financial condition, properties, operations, and prospects of the Company; it has asked such questions, and conducted such due diligence, concerning such matters and concerning its acquisition


                                      (13)
         of Membership Rights as it has desired to ask and conduct, and all such questions have been answered to its full satisfaction; it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company; it understands that owning Membership Rights involves various risks, including the restrictions on Dispositions and Encumbrances set forth in Section 3.3, the lack of any public market for Membership Rights, the risk of owning its Membership Rights for an indefinite period of time and the risk of losing its entire investment in the Company; it is able to bear the economic risk of such investment; it is acquiring its Membership Rights for investment, solely for its own beneficial account and not with a view to or any present intention of directly or indirectly selling, transferring, offering to sell or transfer, participating in any distribution or otherwise Disposing of all or a portion of its Membership Rights; and it acknowledges that the Membership Rights have not been registered under the Securities Act or any other applicable federal or state securities laws, and that the Company has no intention, and shall not have any obligation, to register or to obtain an exemption from registration for the Membership Rights or to take action so as to permit sales pursuant to the Securities Act (including Rules 144 and 144A thereunder).

         3.3     DISPOSITIONS AND ENCUMBRANCES OF MEMBERSHIP RIGHTS.

                 (a) GENERAL RESTRICTION. A Member may not Dispose of or Encumber all or any portion of its Membership Rights except in strict accordance with this Section 3.3. Any attempted Disposition or Encumbrance of all or any portion of its Membership Rights, other than in strict accordance with this Section 3.3, shall be, and is hereby declared, null and void ab initio. The Members agree that breach of the provisions of this Section 3.3 may cause irreparable injury to the Company for which monetary damages (or other remedy at law) are inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provisions, (ii) the uniqueness of the Company business and the relationship among the Members. Accordingly, the Members agree that the provisions of this
         Section 3.3 may be enforced by specific performance.

                 (b)      DISPOSITIONS OF MEMBERSHIP RIGHTS.

                          (i) GENERAL RESTRICTION. A Member may not Dispose of all or any portion of its Membership Rights without the consent of a Unanimous Interest; Gprovided, however, that this Section 3.3(b)(i) shall not apply to the following
                 Dispositions:

                                  (A) Dispositions that are solely limited to a Member's Interest, which are governed by Section 3.3(c); or

                                  (B)      Dispositions arising as a result of
                          the death, dissolution or Bankruptcy of a Member or the occurrence of a Divorce or Spouse's Death, all of which are governed by Article 10; provided, however, that an Assignee


                                      (14)
                          to which such Member's Membership Rights have been Disposed as a result of such Buyout Event may request admission to the Company in the circumstances described in Sections 10.6(a) or (b) (as applicable), in which case such request shall be granted or denied in accordance with Section 3.3(b)(ii)(B).

                          (ii) ADMISSION OF ASSIGNEE AS A MEMBER. An Assignee has the right to be admitted to the Company as a Member, with the Membership Rights (and attendant Sharing Ratio and Commitment) so transferred to such Assignee, only if the following requirements are satisfied:

                                  (A)      except for Dispositions resulting
                          from the death, dissolution, or Bankruptcy of a Member or the occurrence of a Divorce or Spouse's Death, (I) the Member making the Disposition must have granted the Assignee either (y) the Member's entire Membership Rights or (z) the express right to be so admitted; and (II) such Disposition must be consented to in accordance with Section 3.3(b)(i); or

                                  (B)      in the case of a Disposition
                          resulting from the death, dissolution, or Bankruptcy of a Member or the occurrence of a Divorce or Spouse's Death, (I) such Assignee must have been granted (by will, probate court order, act of the liquidator of a dissolved Entity, bankruptcy court order, family court order, community property partition or otherwise) either (y) the Member's entire Membership Rights or (z) the express right to be so admitted; and (II) such admission must receive the consent of a Unanimous Interest.

Without limiting the generality of Section 6.2(d), each Member's consent to a Disposition of Membership Rights or the admission of an Assignee as a Member may be given or withheld in the Member's Sole Discretion. If an Assignee is admitted to the Company as a Member, it shall cease to have the status of an Assignee. If an Assignee requests admission, but such request is denied in accordance with this Section 3.3(b)(ii), the Assignee shall continue to have the status of an Assignee and shall only own the Interest attendant to the Membership Rights transferred to it.

                 (c)      DISPOSITIONS OF INTERESTS.

                          (i) GENERAL RESTRICTION. If a Member desires to make a Disposition that is solely limited to all or a portion of its Interest, it may do so without complying with Section 3.3(b), but it must first offer the other Members the right to purchase such Interest (or portion thereof, as applicable), in accordance with Section 3.3(c)(ii); provided, however, that compliance with Section 3.3(c)(ii) shall not be required in the case of (i) Dispositions by a Member to one of its Affiliates; and (ii) Dispositions of all or any portion of a Delinquent Member's Membership Rights to a purchaser at a foreclosure of the security interest granted therein pursuant to Section 4.3(b).


                                      (15)

                          (ii)    PREFERENTIAL PURCHASE RIGHT.

                                  (A)      PROCEDURE. Should any Member at any
                          time desire to Dispose of all or a portion of its Interest pursuant to a bona fide offer from another Person (except in the circumstances described in the proviso to Section 3.3(c)(i)), such Member (the "Disposing Member") shall promptly give notice thereof (the "Disposition Notice") to the Company and the other Members. The Disposition Notice shall set forth all relevant information with respect to the proposed Disposition, including the name and address of the prospective acquirer, the purchase price (and any related information that is required by Section 3.3(c)(ii)(B)), the precise Interest that is the subject of the Disposition, and any other terms and conditions of the proposed Disposition. The other Members shall have the preferential right to acquire such Interest for the same purchase price, and on the same terms and conditions, as are set forth in the Disposition Notice, except as provided otherwise in this Section 3.3(c)(ii). Each Member (other than the Disposing Member) shall have 30 Days following its receipt of the Disposition Notice in which to notify the Disposing Member whether such Member desires to exercise its preferential right; provided, however, that, if any Person elects to require arbitration pursuant to Section 3.3(c)(ii)(B)(11) and Article 11, then the applicable deadline for all Members for delivering such notice shall be 15 Days following delivery of the Arbitrator's decision. (A notice in which a Member exercises such right is referred to herein as an "Exercise Notice", and a Member that delivers an Exercise Notice is referred to herein as a "Purchasing Member"). Any Member that does not respond during the applicable period shall be deemed to have waived such right. If there is more than one Purchasing Member, each Purchasing Member shall participate in the purchase in the same proportion that its Sharing Ratio bears to the aggregate Sharing Ratios of all Purchasing Members (or on such other basis as the Purchasing Members may mutually agree).

                                  (B)      NON-CASH CONSIDERATION.  If any
                          portion of the purchase price, as disclosed in the Disposition Notice, is to be paid in a form other than cash, the following procedures shall be applicable:

                                        (I)     If any portion of the purchase
                                  price is to be represented by a promissory note (which term shall include any form of deferred payment obligation), the Disposition Notice shall set forth the terms of such promissory note. With respect to such portion of the purchase price, each Purchasing Member shall have the option (to be elected in its Exercise Notice), either
                                  (y) to deliver an equivalent promissory note, or (z) to pay in cash the principal amount of such promissory note.


                                      (16)

                                        (II)    If any portion of the purchase
                                  price is to be payable in a form other than cash or a promissory note, the Disposition Notice shall set forth the Disposing Member's best estimate of the fair market value thereof. If one or more Purchasing Members disagree with such estimate, and if such disagreement is not resolved within 20 Days following delivery of the Disposition Notice, any such Person, by notice to the others, may require the determination of fair market value to be made by the Arbitrator pursuant to Article 11. With respect to such portion of the purchase price, each Purchasing Member shall have the option, to be elected in its Exercise Notice, either (y) to make such portion of the price in the same form as is specified in the Disposition Notice, or (z) to pay in cash the fair market value of such portion of the price, as so determined by agreement or arbitration.

                                  (C)      CLOSING.  If the preferential right
                          is exercised in accordance with Section 3.4(a), the closing of such purchase shall occur at the principal place of business of the Company on the 30th Day after the expiration of the preferential right period (or, if later, the fifth Business Day after the receipt of all applicable regulatory and governmental approvals to the purchase), unless the Disposing Member and the Purchasing Members agree upon a different place or date. At the closing, (I) the Disposing Member shall execute and deliver to the Purchasing Members (y) an assignment of the Interest described in the Disposition Notice, in form and substance reasonably acceptable to the Purchasing Members, containing a general warranty of title as to such Interest (including that such Interest is free and clear of any Encumbrances) and (z) any other instruments reasonably requested by the Purchasing Members to give effect to the purchase; and (II) the Purchasing Members shall deliver to the Disposing Member the purchase price specified in the Disposition Notice in immediately available funds, subject to any modifications thereof required by this
                          Section 3.3(c)(ii). The Sharing Ratios and
                          Commitments of the Members shall be deemed adjusted to reflect the effect of the purchase.

                                  (D) WAIVER OF PREFERENTIAL RIGHT. If no Members deliver an Exercise Notice, the Disposing Member shall have the right, subject to compliance with the provisions of this Section 3.3, to Dispose of the Interest described in the Disposition Notice to the proposed Assignee strictly in accordance with the terms of the Disposition Notice for a period of 60 Days after the expiration of the preferential right period. If, however, the Disposing Member fails so to Dispose of the interest within such 60-Day period, the proposed Disposition shall again become subject to the preferential right set forth in this Section 3.3(c)(ii).


                                      (17)

                 (d) REQUIREMENTS APPLICABLE TO ALL DISPOSITIONS AND ADMISSIONS. In addition to the requirements set forth in Section 3.3(b) or (c), as applicable, any Disposition of Membership Rights or any portion thereof (including an Interest), and any admission of an Assignee as a Member, shall also be subject to the following requirements, and such Disposition (and admission, if applicable) shall not be effective unless such requirements are complied with; provided, however, that a Majority Interest, in their Sole Discretion, may waive any of the following requirements:

                          (i) DISPOSITION DOCUMENTS. The following documents must be delivered to the Members and must be satisfactory, in form and substance, to a Majority Interest:

                                  (A)      DISPOSITION INSTRUMENT.  A copy of
                          the instrument pursuant to which the Disposition is effected.

                                  (B)      RATIFICATION OF REGULATIONS.  An
                          instrument, executed by the Member making the Disposition and its Assignee, containing the following information and agreements, to the extent they are not contained in the instrument described in
                          Section 3.3(d)(i)(A): (i) the notice address of the Assignee; (iii) the Sharing Ratios and (if the Assignee is to be admitted as a Member) the Commitments after the Disposition of the Member effecting the Disposition and its Assignee (which together must total the Sharing Ratio and the Commitment of the Member effecting the Disposition before the Disposition); (iii) if the Assignee is to be admitted as a Member, (A) the Assignee's ratification of these Regulations and agreement to be bound by them, and (B) its confirmation that the representations and warranties in Section 3.2 are true and correct with respect to it; (iv) if the Assignee is not to be admitted as a Member, an acknowledgment by the Assignee that the Interest (or other applicable Membership Rights) acquired by it is subject in all respects to these Regulations; and
                          (iv) representations and warranties by the Member and its Assignee (A) that the Disposition (and admission, if applicable) is being made in accordance with all applicable Law, and (B) that the matters set forth in Sections 3.3(d)(1)(C) and (D) are true and correct.

                                  (C)      SECURITIES LAW OPINION.  Unless the
                          Membership Rights (or portion thereof) subject to the Disposition are registered under the Securities Act and any applicable state securities Law, a favorable opinion of the Company's legal counsel, or of other legal counsel acceptable to a Majority Interest, to the effect that the Disposition (and admission, if applicable) is being made pursuant to a valid exemption from registration under those Laws and in accordance with those Laws.

                                  (D)      RESTRICTIONS ON DISPOSITION OF
                          INTERESTS IN A MEMBER. The Company must receive a favorable opinion of the Company's legal counsel


                                      (18)
                          or legal counsel acceptable to a Majority Interest to the effect that the Disposition would not result in the Company's being considered to have terminated within the meaning of Code Section 708.

                          (ii) PAYMENT OF EXPENSES. The Member effecting a Disposition and its Assignee shall pay, or reimburse the Company for, all costs and expenses incurred by the Company in connection with the Disposition (and admission, if applicable), including the legal fees incurred in connection with the legal opinions referred to in Section 3.3(d)(i)(C) and (D), on or before the tenth Day after the receipt by that Person of the Company's invoice for the amount due. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Rate.

                          (iii) EFFECTIVE DATE. Each Disposition (and admission, if applicable) complying with the provisions of this Section 3.3 is effective as of the first calendar Day of the month immediately succeeding the month in which all of the requirements of this Section 3.3(d) have been met.

                 (e) ENCUMBRANCES OF MEMBERSHIP RIGHTS. A Member may not Encumber all or any portion of its Membership Rights without the consent of Majority Interest (calculated without reference to the Member desiring to make such Encumbrance); provided, however, that this Section 3.3(e) shall not apply to (i) the creation of the security interest granted pursuant to Section 4.3(b), or (ii) Encumbrances by a Member in favor of one of its Affiliates.

         3.4 CREATION OF ADDITIONAL MEMBERSHIP RIGHTS. Additional Membership Rights may be created and issued to existing Members or to other Persons, and such other Persons may be admitted to the Company as Members, at the direction of Majority Interest on such terms and conditions as such Majority Interest may determine at the time of admission. The terms of admission or issuance must specify the Sharing Ratios and the Commitments applicable thereto and may provide for the creation of different classes or groups of Members having different rights, powers, and duties. A Majority Interest may reflect the creation of any new class or group in an amendment to these Regulations indicating the different rights, powers, and duties, and such an amendment need be executed only by a Majority Interest. Any such admission is effective only after the new Member has executed and delivered to the Members an instrument containing the notice address of the new Member, the Assignee's ratification of these Regulations and agreement to be bound by them, and its confirmation that the representations and warranties in Section 3.2 are true and correct with respect to it. The provisions of this Section 3.4 shall not apply to Dispositions of Membership Rights or admissions of Assignees in connection therewith, such matters being governed by Section 3.3.

         3.5 DISPOSITIONS OF INTERESTS IN A MEMBER. No Member that is not a natural person may cause or permit an interest, direct or indirect, in itself to be Disposed of such that, after the


                                      (19)

Disposition the Company would be considered to have terminated within the meaning of Code Section 708.

         3.6 WITHDRAWAL. A Member does not have the right to Withdraw; provided, however, a Member shall have the power to Withdraw at any time in violation of these Regulations. If a Member exercises such power in violation of these Regulations, (a) such Withdrawing Member shall be liable to the Company and the other Members for all monetary damages suffered by them as a result of such Withdrawal (including indirect, incidental and consequential damages); (b) such other Members shall, in addition thereto, have the rights set forth in Article 10; and (c) such Withdrawing Member shall not have any rights under Article 18.603 of the Act. In no event shall the Company or any Member have the right, through specific performance or otherwise, to prevent a Member from Withdrawing in violation of these Regulations.

         3.7 INFORMATION. (a) In addition to the other rights specifically set forth in these Regulations, each Member and each Assignee is entitled to all information to which that Member or Assignee is entitled to have access pursuant to Article 18-305 of the Act under the circumstances and subject to the conditions therein stated. The Members (on behalf of themselves and their Assignees) agree, however, that a Majority Interest may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties, and financial condition of the Company should be kept confidential and not provided to some or all other Members or Assignees, and that it is not just or reasonable for those Members or Assignees (or representatives thereof) to examine or copy that information. An Assignee shall not have any right to require information or account of transactions of the Company or to make inspection of the books and records of the Company, except to the extent such rights are also conferred on Assignees pursuant to Article 18-305 of the Act.

          (b) The Members (on behalf of themselves and their Assignees) acknowledge that they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with which it does business. Each Member and Assignee shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member, except for disclosures (i) compelled by Law (but the Member or Assignee must notify the other Members promptly of any request for that information before disclosing it, if practicable), (ii) to advisers or representatives of the Member or Assignee, but only if the recipients have agreed to be bound by the provisions of this Section 3.7(b), or
(iii) of information that Member or Assignee also has received from a source independent of the Company that the Member or Assignee reasonably believes obtained that information without breach of any obligation of confidentiality. The Members (on behalf of themselves and their Assignees) agree that breach of the provisions of this Section 3.7(b) may cause irreparable injury to the Company for which monetary damages (or other remedy at law) are inadequate in view of (y) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member or Assignee to comply with such provisions, and (z) the uniqueness of the Company business and the confidential nature of the information described in this Section 3.7(b). Accordingly, the Members (on behalf of


                                      (20)
themselves and their Assignees) agree that the provisions of this Section 3.7(b) may be enforced by specific performance.

          (c) Each Member shall reimburse the Company for all costs and expenses incurred by the Company in connection with the Member's inspection and copying of the Company's books and records.

         3.8 LIABILITY TO THIRD PARTIES. No Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.

         3.9 EXPULSION. A Member may not be Expelled except in accordance with Article 10.

         3.10 SPOUSES OF MEMBERS. Spouses of the Members do not become Members as a result of such marital relationship. Each spouse of a Member has executed a Spouse's Agreement in the form of Exhibit B.


                                  ARTICLE 4
                            CAPITAL CONTRIBUTIONS

         4.1 INITIAL CONTRIBUTIONS. Contemporaneously with the execution by such Member of these Regulations, each Member shall make the Capital Contributions described for that Member in Exhibit A.

         4.2 SUBSEQUENT CONTRIBUTIONS. Without creating any rights in favor of any third party, each Member shall contribute to the Company, in cash, on or before the date specified as hereinafter described, that Member's Sharing Ratio of all monies that in the judgment of a Majority Interest are necessary to enable the Company to cause the assets of the Company to be properly operated and maintained and to discharge its costs, expenses, obligations, and liabilities; provided, however, that a Member is not obligated to contribute a total amount that, when added to all Capital Contributions that Member previously has made pursuant to Section 4.1 or this Section 4.2, exceeds that Member's Commitment. A Majority Interest shall notify each other Member of the need for Capital Contributions pursuant to this Section 4.2 when appropriate, which notice must include a statement in reasonable detail of the proposed uses of the Capital Contributions and a date (which date may be no earlier than the fifth Business Day following each Member's receipt of its notice) before which the Capital Contributions must be made. Notices for Capital Contributions must be made to all Members in accordance with their Sharing Ratios.

         4.3 FAILURE TO CONTRIBUTE. (a) If a Member does not contribute, within 10 Days of the date required, all or any portion of a Capital Contribution that Member is required to make as provided in these Regulations, a Majority Interest may cause the Company to exercise, on notice to that Member (the "Delinquent Member"), one or more of the following remedies:

                 (i) taking such action (including court proceedings) as a Majority Interest may deem appropriate to obtain payment by the Delinquent Member of the portion of the


                                      (21)

         Delinquent Member's Capital Contribution that is in default, together with interest thereon at the Default Rate from the date that the Capital Contribution was due until the date that it is made, all at the cost and expense of the Delinquent Member;

                 (ii) permitting the other Members in proportion to their Sharing Ratios or in such other percentages as they may agree (the "Lending Member," whether one or more), to advance the portion of the Delinquent Member's Capital Contribution that is in default, with the following results:

                          (A) the sum advanced constitutes a loan from the Lending Member to the Delinquent Member and a Capital Contribution of that sum to the Company by the Delinquent Member pursuant to the applicable provisions of these Regulations,

                          (B) the principal balance of the loan and all accrued unpaid interest thereon is due and payable in whole on the tenth Day after written demand therefor by the Lending Member to the Delinquent Member,

                          (C) the amount lent bears interest at the Default Rate from the Day that the advance is deemed made until the date that the loan, together with all interest accrued on it, is repaid to the Lending Member,

                          (D) all distributions from the Company that otherwise would be made to the Delinquent Member (whether before or after dissolution of the Company) instead shall be paid to the Lending Member until the loan and all interest accrued on it have been paid in full to the Lending Member (with payments being applied first to accrued and unpaid interest and then to principal),

                          (E) the payment of the loan and interest accrued on it is secured by a security interest in the Delinquent Member's Membership Rights, as more fully set forth in Section 4.3(b), and

                          (F) the Lending Member has the right, in addition to the other rights and remedies granted to it pursuant to these Regulations or available to it at Law or in equity, to take any action (including court proceedings) that the Lending Member may deem appropriate to obtain payment by the Delinquent Member of the loan and all accrued and unpaid interest on it, at the cost and expense of the Delinquent Member;

                 (iii) exercising the rights of a secured party under the Uniform Commercial Code of the State of Delaware, as more fully set forth in Section 4.3(b); or

                 (iv) exercising any other rights and remedies available at Law or in equity.


                                      (22)

In addition, the failure to make such contributions shall constitute a Default by the Delinquent Member, and the other Members shall have the rights set forth in Article 10 with respect to such Default.

     (b) Each Member grants to the Company, and to each Lending Member with respect to any loans made by the Lending Member to that Member as a Delinquent Member pursuant to Section 4.3(a)(ii), as security, equally and ratably, for the payment of all Capital Contributions that Member has agreed to make and the payment of all loans and interest accrued on them made by Lending Members to that Member as a Delinquent Member pursuant to Section 4.3(a)(ii), a security interest in and a general lien on its Membership Rights and the proceeds thereof, all under the Uniform Commercial Code of the State of Delaware. On any default in the payment of a Capital Contribution or in the payment of such a loan or interest accrued on it, the Company or the Lending Member, as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Delaware with respect to the security interest granted in this Section 4.3(b). Each Member shall execute and deliver to the Company and the other Members all financing statements and other instruments that the a Majority Interest or the Lending Member, as applicable, may request to effectuate and carry out the preceding provisions of this Section 4.3(b). At the option a Majority Interest or a Lending Member, these Regulations or a carbon, photographic, or other copy hereof may serve as a financing statement.

         4.4 RETURN OF CONTRIBUTIONS. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its capital account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

         4.5 ADVANCES BY MEMBERS. If the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so with the consent of Majority Interest may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 4.5 constitutes a loan from the Member to the Company, bears interest at the Prime Rate from the date of the advance until the date of payment, and is not a Capital Contribution.

         4.6 CAPITAL ACCOUNTS. A Capital Account shall be established and maintained for each Member.


                                  ARTICLE 5
                         ALLOCATIONS AND DISTRIBUTIONS

         5.1 DISTRIBUTIONS OF NET CASH FLOW. Net Cash Flow shall be distributed as often as determined by a Majority Interest but no less frequently than the 30th Day following the end of each fiscal year to the Members in the following order of priority:


                                      (23)

                 (a) to the Members in proportion to their respective Unpaid Investment Return until the Members have received a return of their respective Unpaid Investment Return; and then

                 (b) to the Members in proportion to their respective Unreturned Investment Capital until the Members have received a return of their respective Unreturned Investment Capital; and then

                 (c) any remaining Net Cash Flow shall be distributed to all of the Members in their Sharing Ratios.

         5.2 DISTRIBUTIONS OF NET CAPITAL PROCEEDS. Within 60 Days of the Company's receipt of proceeds from a Capital Transaction (other than a Terminating Capital Transaction), the Net Capital Proceeds therefrom shall be distributed and applied by the Company in the following order of priority:

                 (a) to the Members in proportion to their respective Unpaid Investment Return until the Members have received a return of their respective Unpaid Investment Return; and then

                 (b) to the Members in proportion to their respective Unreturned Investment Capital until the Members have received a return of their respective Unreturned Investment Capital; and then

                 (c) any remaining Net Capital Proceeds shall be distributed to all of the Members in their Sharing Ratios.

         5.3 DISTRIBUTIONS ON DISSOLUTION AND WINDING UP. Upon the dissolution and winding up of the Company, after adjusting the Capital Accounts for all distributions made under Sections 5.1 and 5.2 and all allocations under
Article 5, all available proceeds distributable to the Members as determined under Section 12.2 shall be distributed in the following order of priority:

                 (a) to the Members in proportion to their respective Unpaid Investment Return until the Members have received pursuant to this Section 5.3(a) their respective Unpaid Investment Return; provided, however, that no Member shall be distributed an amount pursuant to this Section 5.3(a) in excess of the Member's positive Capital Account balance; and then

                 (b) to the Members in proportion to their respective Unreturned Investment Capital until the Members have received pursuant to this Section 5.3(b) their respective Unreturned Investment Capital; provided, however, that no Member shall ever be distributed an amount pursuant to this Section 5.3(b) in excess of its positive Capital Account balance; and then


                                      (24)

                 (c) to all Members in an amount equal to their respective positive Capital Account balances as reduced by the distributions required by Sections 5.3(a) and 5.3(b).

         5.4 ALLOCATIONS OF PROFIT AND LOSS. Profit and Loss of the Company shall be allocated as follows:

                 (a) Loss shall be allocated in the following order of priority:

                          (i) to each Member until the cumulative Losses allocated to such Member under this Section 5.4(a)(i) equal the cumulative Profits allocated to such Member under Section 5.4(b)(iii) for all prior periods; and then

                          (ii) to the Members in proportion to their respective positive Adjusted Capital Account balances in an amount equal to, but not in excess of, the positive Adjusted Capital Account balance of each Member as determined prior to the allocation provided for in this Section 5.4(a)(ii); and then

                          (iii)   to the Members in their Sharing Ratios.

                 (b) Profit shall be allocated in the following order of priority:

                          (i) to the Members until the cumulative Profits allocated to the Members under this Section 5.4(b)(i) equal the cumulative Losses allocated to the Members under Section 5.4(a)(iii) for all prior periods, with such Profits allocated among the Members in proportion to their respective shares of the cumulative Losses allocated to the Members under Section 5.4(a)(iii); and then

                          (ii) to the Members until the cumulative Profits allocated to the Member under this Section 5.4(b)(ii) equals the cumulative Losses allocated to the Members under Section 5.4(a)(ii) for all prior periods, with such Profits allocated among the Members in proportion to their respective shares of the cumulative Losses allocated to the Members under Section 5.4(a)(ii); and then

                          (iii)   third, to the Members in their Sharing
                 Ratios.

         5.5 ALLOCATION OF NET GAINS OR NET LOSSES FROM THE DISSOLUTION AND WINDING UP OF THE COMPANY.

                 (a) NET GAINS. After adjusting the Capital Accounts for distributions under Sections 5.1 and 5.2 and allocations under Section
         5.4 and Sections 5.8 through 5.16 for the year, net gain resulting from a sale of the Company's property upon the dissolution and winding up of the Company shall be allocated to the Members in the following order of priority:


                                      (25)

                          (i) if the Capital Account of any Member has a negative balance, to such Member to the extent of such negative balance. If the Capital Accounts of more than one Member have a negative balance, net gain, to the extent of the aggregate negative balances in the Capital Accounts of the Members, shall be allocated to the Members in proportion to their respective negative balances; and then

                          (ii) to the Members to the extent necessary to cause their respective positive Capital Account balances to equal the aggregate amount distributable pursuant to Section 5.3(a) in proportion to their respective distributable amounts pursuant to Section 5.3(a); and then

                          (iii) after the Capital Accounts of the Members are adjusted for the allocation of net gains under Sections 5.5(a)(i) and 5.5(a)(ii) and distributions under Section 5.3(a), to the Members to the extent necessary to cause their respective positive Capital Account balances to equal the aggregate amount distributable to them pursuant to Section 5.3(b) in proportion to their respective distributable amounts pursuant to Section 5.3(b); and then

                          (iv) fourth, all remaining net gain shall be allocated to the Members in their Sharing Ratios.

                 (b) NET LOSS. After adjusting the Capital Accounts for distributions under Sections 5.1 and 5.2 and allocations under Section
         5.4 and Sections 5.8 through 5.16 for the year, net loss resulting from a sale of the Company's property upon the dissolution and winding up of the Company shall be allocated to the Members in the following order of priority:

                          (i)     to those Members in the least amount
                 necessary and to the extent possible so that the Members' Excess Balances (as hereinafter defined) are as closely as possible in the ratio of their Sharing Ratios and then to all Members in proportion to their Excess Balances until the Excess Balances are reduced to zero. A Member's Excess Balance is defined as the amount, if any, by which the positive balance in its Capital Account exceeds the aggregate amount of Unpaid Investment Return plus Unreturned Investment Capital; and then

                          (ii) to the Members with positive Capital Account balances in proportion to such positive Capital Account balances until such balances are reduced to zero; and then

                          (iii)   to the Members in their Sharing Ratios.

         5.6 ADJUSTMENT OF BOOK VALUE. Book Value with respect to any asset of the Company is the asset's adjusted tax basis for federal income tax purposes, except as follows:


                                      (26)

                 (a) The initial Book Value of any asset contributed to the Company by a Member shall be the fair market value of the asset as of the date of contribution.

                 (b) The Book Value of each asset shall be its respective fair market value, as of (i) the issuance of an Interest in the Company to a new or existing Member in exchange for a Capital Contribution, (ii) the distribution by the Company to a Member in liquidation of the Member's interest in the Company, and (iii) the liquidation of the Company within the meaning of Treasury Regulation
         Section 1.704-1(b)(2)(ii)(g).

                 (c) The Book Value of each asset distributed to any Member will be the fair market value of the asset as of the date of distribution.

                 (d) The Book Value of each asset will be increased or decreased to reflect any adjustment to the adjusted basis of the asset under Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Treasury Regulation Section 1.704-1(b)(2)(iv)(m), provided that the Book Value will not be adjusted under this Section 5.6(d) to the extent that an adjustment under Section 5.6(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this Section 5.6(d).

Book Value will be adjusted by Book Depreciation, and gain or loss on a disposition of any asset shall be determined by reference to such assets Book Value as adjusted herein. The determination of the fair market value of property as required under this Section 5.6 shall be determined by an independent appraiser selected selected by a Majority Interest.

         5.7     TAX ALLOCATIONS.

                 (a) Except as otherwise provided in this Section 5.7, each item of income, gain, loss, deduction and credit determined for federal income tax purposes shall be allocated among the Members in the same manner as each correlative item of income, gain, loss, deduction and credit is allocated to the Members for purposes of maintaining their respective Capital Accounts.

                 (b)      Under Code Section 704(c) and Treasury Regulation
         Section 1.704-1(b)(2)(iv)(d)(3), income, gain, loss and deduction with respect to any asset contributed to the capital of the Company, solely for federal income tax purposes, shall be allocated among the Members so as to take into account any variation between the adjusted tax basis of the asset for federal income tax purposes and the initial Book Value. If the Book Value of any asset is adjusted under Section 5.6, subsequent allocations of income, gain, loss and deduction, solely for federal income tax purposes, will be allocated among the Members so as to take into account any variation between the adjusted tax basis of the asset and its Book Value as adjusted in the manner required under Treasury Regulation Section 1.704-3(a)(6). The allocations required by this Section 5.7 shall be made by a Majority Interest using any reasonable method that is permissible under applicable Law.


                                      (27)

         5.8 STOP LOSS. Notwithstanding any other provision hereof to the contrary, no Loss (or item of loss or deduction) of the Company shall be allocated to a Member if such allocation would result in a deficit balance in such Member's Adjusted Capital Account. Such Loss (or item of loss or deduction) shall be allocated among the Members whose Adjusted Capital Account balances are positive in proportion to such positive balances to the extent necessary to reduce the balances of such other Member's positive Adjusted Capital Accounts balances to zero, it being the intention of the Members that no Member's positive Adjusted Capital Account balance shall fall below zero while any other Member's positive Adjusted Capital Account balance has a positive balance.

         5.9 NONRECOURSE DEDUCTIONS. All Nonrecourse Deductions shall be allocated among the Members in their Sharing Ratios.

         5.10 MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain for a taxable year (or if there was a net decrease in Minimum Gain for a prior fiscal year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this Section 5.10), then items of income and gain shall be allocated to each Member in an amount equal to such Members' share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)(2)). It is the intent of the Members that any allocation pursuant to this Section 5.10 shall constitute a "minimum gain chargeback" under Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

         5.11 MEMBER NONRECOURSE DEDUCTIONS. All Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated among the Members bearing the economic risk of loss for such debt as determined under Treasury Regulation Section 1.704-2(b)(4); provided, however, that if more than one Member bears the economic risk of loss for such debt, the Member Nonrecourse Deductions attributable to such debt shall be allocated to and among the Members in the same proportion that they bear the economic risk of loss for such debt. This Section 5.11 is intended to comply with the provision of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

         5.12 MEMBER NONRECOURSE MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision hereof to the contrary (except for Section 5.10 regarding minimum gain chargeback), if there is a net decrease in Member Nonrecourse Minimum Gain for a taxable year (or if there was a net decrease in Member Nonrecourse Minimum Gain for a prior fiscal year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this Section 5.12), then items of income and gain shall be allocated to each Member in an amount equal to such Member's share of the net decrease in such Member's Nonrecourse Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(4)). It is the intent of the Members that any allocation pursuant to this Section 5.12 shall constitute a "minimum gain chargeback"' under Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.


                                      (28)

         5.13 QUALIFIED INCOME OFFSET. A Member who unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of income or gain (after the allocations required by Section 5.10 regarding minimum gain chargeback and Section 5.12 regarding minimum gain chargeback for Member Nonrecourse Debt but before any other allocation required by this
Article 5) in an amount and in the manner sufficient to eliminate any deficit balance in his Adjusted Capital Account as quickly as possible. This Section
5.13 is intended to satisfy the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         5.14 CURATIVE ALLOCATION. If any items of income and gain (including gross income) or loss and deduction are allocated to a Member pursuant to Sections 5.8, 5.10, 5.12, 5.13 and 5.16, then, prior to any allocation pursuant to Section 5.4 or 5.5, and subject to Sections 5.8, 5.10, 5.12, 5.13 and 5.16, items of income and gain (including gross income) and items of loss and deduction for subsequent periods shall be allocated to the Members in a manner designed to result in each Member's Adjusted Capital Account having a balance equal to the balance it would have had had such allocation of income and gain (including gross income) and item of loss and deduction not occurred pursuant to Sections 5.8, 5.10, 5.12, 5.13 and 5.16.

         5.15 INVESTMENT RETURN ALLOCATION. After giving effect to all special allocations provided in Sections 5.10 through 5.14 and Section 5.16, all or a portion of the remaining items of income or gain for the taxable year, if any, will be specially allocated to the Members in proportion to the cumulative distributions each Member has received pursuant to Section 5.1(a) and 5.2(a) from the formation of the Company and is reasonably anticipated to receive to a date 75 Days after the end of the taxable year until the aggregate amounts of income and gain allocated to each such Member pursuant to this
Section 5.15 for the year in question and all prior years is equal to such cumulative distribution.

         5.16 GROSS INCOME ALLOCATION. Except as required by Sections 5.10, 5.12, and 5.13, each Member who has a deficit Adjusted Capital Account balance at the end of the taxable year will be specially allocated items of income and gain in the amount of the excess as quickly as possible.

         5.17 INTERESTS IN COMPANY. Notwithstanding any other provision of these Regulations, no allocation of Profits or Losses or item thereof will be made to a Member if the allocation would not have "economic effect" under Treasury Regulation Section 1.704-1(b)(2)(ii) or otherwise would not be in accordance with the Members' interests in the Company within the meaning of Treasury Regulation Section 1.704-1(b)(4) or 1.704-2(b)(1). A Majority Interest will have the authority to reallocate any item in accordance with this
Section 5.17; provided, however, that (a) no such change shall have a material adverse effect upon the amount of cash or other property distributable to any Member, (b) each Member shall have 30 Days prior notice of such proposed modification and (c) if such proposed modification would be material, the Company shall have received an opinion of tax counsel to the Company that such modification is necessary to comply with Code Section 704(b).

         5.18 CODE SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required to be


                                      (29)
taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases basis), and the gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

         5.19 WITHHOLDING. All amounts required to be withheld pursuant to Code Section 1446 or any other provision of federal, state, or local tax law shall be treated as amounts actually distributed to the affected Members for all purposes under these Regulations.

         5.20 VARYING INTERESTS. All Profit and Loss (and any item of income, gain, loss, deduction or credit specially allocated under these Regulations) shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Members as of the last calendar day of the period for which the allocation or distribution is to be made. Notwithstanding the foregoing, if during any taxable year there is a change in any Member's interest in the Company, the Members agree that their allocable shares of the Profits and Losses (or items thereof) for the taxable year shall be determined on any method determined by a Majority Interest to be permissible by Code Section 706 and the related Treasury Regulations to take account of the Member's varying interest.


                                  ARTICLE 6
                               INDEMNIFICATION

         6.1 RIGHT TO INDEMNIFICATION. Subject to the limitations and conditions as provided in this Article 7, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that it, or a Person of whom it is the legal representative, is or was a Member of the Company or while a Member of the Company is or was serving at the request of the Company as a member, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said Law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article 7 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article 7 shall be deemed contract rights, and no amendment, modification or repeal of this Article 7 shall have the effect of limiting or


                                      (30)
denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article 7 could involve indemnification for negligence or under theories of strict liability.

         6.2 ADVANCE PAYMENT. The right to indemnification conferred in this Article 7 shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 7.1 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of its good faith belief that it has met the standard of conduct necessary for indemnification under this Article 7 and a written undertaking, by or on behalf of such Person, to repay an amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article 7 or otherwise.

         6.3 INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS. The Company, by adoption of a resolution of a Majority Interest, may indemnify and advance expenses to an Officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Members under this Article 7; and, the Company may indemnify and advance expenses to Persons who are not or were not Members, Officers, employees or agents of the Company but who are or were serving at the request of the Company as a member, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of its status as such a Person to the same extent that the Company may indemnify and advance expenses to Members under this
Article 7.

         6.4 APPEARANCE AS A WITNESS. Notwithstanding any other provision of this Article 7, the Company may pay or reimburse expenses incurred by a Member in connection with its appearance as a witness or other participation in a Proceeding at a time when it is not a named defendant or respondent in the Proceeding.

         6.5 NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this Article 7 shall not be exclusive of any other right which a Member or other Person indemnified pursuant to Section 7.3 may have or hereafter acquire under any Law, provision of the Articles or these Regulations, agreement, vote of Members or otherwise.

         6.6 INSURANCE. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Member, Officer, employee or agent of the Company or is or was serving at the request of the Company as a member, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee


                                      (31)
benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article 7.

         6.7 MEMBER NOTIFICATION. To the extent required by Law, any indemnification of or advance of expenses to a Member in accordance with this
Article 7 shall be reported in writing to the other Members with or before the notice or waiver of notice of the next Members' meeting or with or before the next submission to Members of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

         6.8 SAVINGS CLAUSE. If this Article 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Member or any other Person indemnified pursuant to this Article 7 as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article 7 that shall not have been invalidated and to the fullest extent permitted by Law.


                                  ARTICLE 7
                                    TAXES

         7.1 TAX RETURNS. The Company shall prepare and timely file all federal, state and local tax returns required to be filed by the Company. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company's operations that is necessary to enable the Company's tax returns to be timely prepared and filed. The Company shall deliver a copy of each such return to the Members on or before ten Days prior to the due date of any such return, together with such additional information as may be required by the Members in order for the Members to file their individual returns reflecting the Company's operations. The Company shall bear the costs of the preparation and filing of its returns.

         7.2 TAX ELECTIONS. The Company shall make the following elections on the appropriate tax returns:

                 (a) to adopt the calendar year as the Company's fiscal year.

                 (b) to adopt the accrual method of accounting and to keep the Company's books and records on the income-tax method;

                 (c) if a distribution of the Company's property as described in Code Section 734 occurs or upon a transfer of Membership Rights as described in Code Section 743 occurs, on request by notice from any Member, to elect, pursuant to Code Section 754, to adjust the basis of Company's properties;


                                      (32)

                 (d) to elect to amortize the organizational expenses of the Company ratably over a period of 60 months as permitted by Section 709(b) of the Code; and

                 (e) any other election a Majority Interest may deem appropriate and in the best interests of the Members.

Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law and no provision of these Regulations (including Section 2.7) shall be construed to sanction or approve such an election.

         7.3 TAX MATTERS MEMBER. (a) The "tax matters partner" shall be the Member that has the largest Sharing Ratio in Profits at the close of the applicable taxable year. Any member who is designated as the "tax matters partner" is referred to herein as the "Tax Matters Member.") The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each other Member to become a "notice partner" within the meaning of
Section 6223 of the Code. The Tax Matters Member shall inform each other Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity.

     (b) The Tax Matters Member shall take no action without the authorization of a Majority Interest, other than such action as may be required by Law. Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

     (c) The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of a Majority Interest. The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Members. Any Member that enters into a settlement agreement with respect to any Company item (within the meaning of Code Section 6231(a)(3)) shall notify the other Members of such settlement agreement and its terms within 90 Days from the date of the settlement.

     (d) No Member shall file a request pursuant to Code Section 6227 for an administrative adjustment of Company items for any taxable year without first notifying the other Members. If a Majority Interest consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members. If such consent is not obtained within 30 Days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf. Any Member intending to file a petition under Code Sections 6226, 6228 or other Code Section with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is the Member intending to file such petition


                                      (33)
on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.

     (e) If any Member intends to file a notice of inconsistent treatment under Code Section 6222(b), such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member's intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

                                  ARTICLE 8
                 BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

         8.1 MAINTENANCE OF BOOKS. The Members shall keep or cause to be kept at the principal office of the Company complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company's business and minutes of the proceedings of its Members and each committee of the Members. The records shall include, but not be limited to, complete and accurate information regarding the state of the business and financial condition of the Company, a copy of the Articles and these Regulations and all amendments thereto; a current list of the names and last known business, residence, or mailing addresses of all Members; each Member's Interest; and the Company's federal, state, and local tax returns for the Company's six most recent tax years.

         8.2 REPORTS. On or before the 120th Day following the end of each fiscal year during the term of the Company, each Member shall be furnished with a balance sheet, an income statement, and a statement of changes in Members' capital of the Company for, or as of the end of, that year certified by a recognized firm of certified public accountants. These financial statements must be prepared in accordance with accounting principles generally employed for accrual basis records consistently applied (except as therein noted) and must be accompanied by a report of the certified public accountants certifying the statements and stating that (a) their examination was made in accordance with generally accepted auditing standards and, in their opinion, the financial statements fairly present the financial position, financial results of operations, and changes in Members' capital in accordance with accounting principles employed for accrual basis records consistently applied (except as therein noted) and (b) in making the examination and reporting on the financial statements described above, nothing came to their attention that caused them to believe that (i) the income and revenues were not paid or credited in accordance with the financial and accounting provisions of these Regulations,
(ii) the costs and expenses were not charged in accordance with the financial and accounting provisions of these Regulations, or if they do conclude that the Members so failed, specifying the nature and period of existence of the failure. A Majority Interest also may cause to be prepared or delivered such other reports as they may deem appropriate. The Company shall bear the costs of all these reports.

         8.3 ACCOUNTS. The Members shall establish one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company's name with financial institutions and firms that a Majority Interest determine. The Members may not commingle the Company's funds with the funds of any Member; provided, however, that the Company funds


                                      (34)
may be invested in a manner the same as or similar to the Members' investment of their own funds or investments by their Affiliates.

                                  ARTICLE 9
                                BUYOUT OPTION

         9.1 BUYOUT EVENTS. This Article 10 shall apply to any of the following events (each a "Buyout Event"):

                 (a)      a Member shall die, dissolve, Withdraw or become
         Bankrupt;

                 (b)      a Member shall be the subject of a Change of Control;

                 (c)      a Member shall commit a Default; or

                 (d)      a Divorce or Spouse's Death shall occur.

In each case, the Member with respect to whom a Buyout Event has occurred is referred to herein as the "Affected Member."

         9.2 PROCEDURE FOR MEMBER-RELATED BUYOUT EVENTS. If a Member shall die, dissolve, Withdraw, become Bankrupt, become the subject of a Change of Control or commit a Default, the Affected Member (or its representative) shall promptly give notice thereof to the Company and the other Members. Each of the other Members shall have the option to acquire the Membership Rights of the Affected Member, by notifying the Affected Member (or its representative) of such exercise within 180 Days following such Member's receipt of the Affected Member's notice. Any Member that does not respond during the applicable period shall be deemed to have waived its right. If more than one Member exercises its right, each exercising Member shall participate in the purchase in the same proportion that its Sharing Ratio bears to the aggregate Sharing Ratios of all exercising Members (or on such other basis as the exercising Members may mutually agree).

         9.3 PROCEDURE FOR SPOUSE-RELATED BUYOUT EVENTS. If a Divorce or Spouse's Death shall occur, the Affected Member shall promptly give notice thereof to the Company and the other Members. The Affected Member shall have the option to acquire such Spouse's Fraction, by notifying the Affected Member's spouse or former spouse (or his or her representative) of such exercise within 90 Days following the occurrence of the Buyout Event. If the Affected Member does not exercise his or her right, then the other Members shall have the option to acquire such Spouse's Fraction, by notifying the Affected Member's spouse or former spouse (or his or her representative) of such exercise within 120 Days following such Member's receipt of the notice described in the first sentence of this Section 10.2. The last two sentences of Section 10.1(b) shall also apply to this Section 10.2.

         9.4 PURCHASE PRICE. The Person that is required to sell its Membership Rights or Spouse's Fraction pursuant to this Article 10 is referred to herein as the "Seller," and the Persons that


                                      (35)
exercise a right to purchase Membership Rights or a Spouse's Fraction pursuant to this Article 10 are referred to herein as the "Buyers." The purchase price for Membership Rights or a Spouse's Fraction being purchased pursuant to this
Article 10 (the "Purchase Price") shall be determined in the following manner. The Seller and the Buyers shall attempt to agree upon the fair market value of the applicable Membership Rights or Spouse's Fraction. If those Persons do not reach such agreement on or before the 30th Day following the exercise of the option, any such Person, by notice to the others, may require the determination of fair market value to be made by the Arbitrator pursuant to Article 11. A payout schedule will be mutually agreed to by Seller and Buyers. The payment to be made to the Seller pursuant to this Article 9 shall be in complete liquidation and satisfaction of all the rights and interest of the Seller (and of all Persons claiming by, through, or under the Seller) in and in respect of the Company, including any Membership Rights, Spouse's Fraction, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the other Members, and constitutes a compromise to which all Members have agreed.

         9.5 CLOSING. If an option to purchase is exercised in accordance with the other provisions of this Article 10, the closing of such purchase shall occur at the principal place of business of the Company on the 30th Day after the determination of the Fair Market Value pursuant to Section 10.4 (or, if later, the fifth Business Day after the receipt of all applicable regulatory and governmental approvals to the purchase), unless the parties to such closing agree upon a different place or date. At the closing, (a) the Seller shall execute and deliver to the Buyers (i) an assignment of the Seller's Membership Rights or Spouse's Fraction (as applicable), in form and substance reasonably acceptable to the Buyers, containing a general warranty of title as to such Membership Rights or Spouse's Fraction (including that such Membership Rights or Spouse's Fraction is free and clear of any Encumbrances), and (ii) any other instruments reasonably requested by the Buyers to give effect to the purchase; and (b) the Buyers shall deliver to the Seller (i) the portion of the Purchase Price required to be paid at the Closing, in immediately available funds, and
(ii) one or more unsecured promissory notes reflecting the payment terms established in Section 10.4 for the Deferred Amount. The Sharing Ratios and Commitments of the Members shall be deemed adjusted to reflect the effect of the purchase.

         9.6 RELATIONSHIP OF BUY-OUT, DISSOLUTION AND DISPOSITION PROVISIONS. The following sets forth the relationship among this Article 10,
Section 3.3 (regarding Dispositions of Membership Rights and admission of Assignees), Section 3.6 (regarding Withdrawals of Members) and Section 12.1 (regarding dissolution):

                 (a) DEATH OR DISSOLUTION. If the Buyout Event is the death or dissolution of the Affected Member, then the Affected Member shall automatically cease to be a Member upon the occurrence of such Buyout Event, and such Buyout Event shall constitute a Dissolution Event under Section 12.1(a)(iii). If the other Members purchase the Affected Member's Membership Rights pursuant to this Article 10, the Assignees of such Affected Member shall have no further rights with respect to such Membership Rights (except the right to receive the Purchase Price in accordance with Sections 10.4 and 10.5), regardless of whether a Continuation Election is made. If, however, the other Members do not purchase the Affected


                                      (36)

         Member's Membership Rights pursuant to this Article 10, then the following procedures will apply. If a Continuation Election is not made, the Assignees of the Affected Member shall receive the applicable liquidating distribution described in Section 12-02(d)(iii). If a Continuation Election is made, the Assignees of the Affected Member may request admission to the Company as Members in the circumstances described in Section 3.3(b)(ii)(B). If such Assignees do not request admission, or if they request admission and it is not granted pursuant to Section 3.3(b)(ii)(B), then such Assignees shall remain Assignees and shall only own the Affected Member's Interest.

                 (b) BANKRUPTCY. If the Buyout Event is the Bankruptcy of the Affected Member, then the Affected Member shall not cease to be a Member, but such Bankruptcy shall constitute a Dissolution Event under
         Section 12.1(a)(iii). If the other Members purchase the Affected Member's Membership Rights pursuant to this Article 10, the Affected Member shall have no further rights with respect to such Membership Rights (except the right to receive the Purchase Price in accordance with Sections 10.4 and 10.5), regardless of whether a Continuation Election is made. If, however, the other Members do not purchase the Affected Member's Membership Rights pursuant to this Article 10, then the following procedures will apply. If a Continuation Election is not made, the Affected Member shall receive the applicable liquidating distribution described in Section 12.2(d)(iii). If a Continuation Election is made, the Assignees of the Affected Member may request admission to the Company as Members in the circumstances described in
         Section 3.3(b)(ii)(B). If such Assignees do not request admission, or if they request admission and it is not granted pursuant to Section 3.3(b)(ii)(B), then such Assignees shall remain Assignees and shall only own the Affected Member's Interest. If there are no Assignees of the Affected Member, the Affected Member shall be deemed to be an Assignee and shall only own its Interest.

                 (c) WITHDRAWAL. If the Buyout Event is the Withdrawal of the Affected Member, then the Affected Member shall automatically cease to be a Member upon such Withdrawal, and such Withdrawal shall constitute a Dissolution Event under Section 12.1(a)(iii). If the other Members purchase the Affected Member's Membership Rights pursuant to this Article 10, the Affected Member shall have no further rights with respect to such Membership Rights (except the right to receive the Purchase Price in accordance with Sections 10.4 and 10.5), regardless of whether a Continuation Election is made. If, however, the other Members do not purchase the Affected Member's Membership Rights pursuant to this Article 10, then the following procedures will apply. If a Continuation Election is not made, the Affected Member shall receive the applicable liquidating distribution described in
         Section 12.2(d)(iii), less any damages owed by the Affected Member to the Company and the Members pursuant to Section 3.6. If a Continuation Election is made, the Affected Member shall be deemed to be an Assignee and shall only own its Interest.

                 (d) CHANGE OF CONTROL OR DEFAULT. If the Buyout Event is the Change of Control or Default of the Affected Member, then the Affected Member shall not cease to be a Member and such Buyout Event, in itself, shall not constitute a Dissolution Event. If the



                                      (37)
         other Members purchase the Affected Member's Membership Rights pursuant to this Article 10, however, (i) such purchase shall constitute an Expulsion of the Affected Member and, therefore, a Dissolution Event under Section 12.1(a)(iii), and (ii) the Affected Member shall have no further rights with respect to such Membership Rights (except the right to receive the Purchase Price in accordance with Sections 10.4 and 10.5), regardless of whether a Continuation Election is made. If, however, the other Members do not purchase the Affected Member's Membership Rights, then such Affected Member shall remain a Member, and no Dissolution Event shall have occurred.

                 (e) DIVORCE OR SPOUSE'S DEATH. If the Buyout Event is a Divorce or Spouse's Death, then the Affected Member shall not cease to be a Member and such Buyout Event shall not constitute a Dissolution Event. If the other Members purchase the applicable Spouse's Fraction pursuant to this Article 10, the spouse or former spouse (or his or her representative) shall have no further rights with respect to such Spouse's Fraction (except the rights to receive the Purchase Price in accordance with Sections 10.4 and 10.5). If, however, the other Members do not purchase such Spouse's Fraction, then such spouse or former spouse (or his or her representative) shall be deemed to be an Assignee and shall only own the Interest attendant to such Spouse's Fraction.

                                 ARTICLE 10
                                 ARBITRATION

         10.1 SUBMISSION OF DISPUTES TO ARBITRATION. (a) This Article 11 shall apply to any of the following types of disputes (each a "Dispute"):

                          (i)     any dispute as to fair market value under
                 Section  3.3(c)(ii)(B)(II) or

                          (ii) any dispute as to any accounting or tax issue under these Regulations;

                          (iii)   except for disputes described in the
                 foregoing paragraphs (i) and (ii), (A) any dispute regarding the construction, interpretation, performance, validity or enforceability of any provision of the Articles or these Regulations, or whether any Person is in compliance with, or breach of, any provisions of the Articles or these Regulations, or (B) any other dispute of a legal nature arising under the Articles or these Regulations, it being intended that this Section 11.1(a)(i) shall not include any disputes of a purely business nature, such as disputes as to business strategy.

With respect to a particular Dispute, each Person that is a party to such Dispute (whether a Member or other Person) is referred to herein as a "Disputing Party."

     (b) If the Disputing Parties are unable to resolve a Dispute within a reasonable period of time after the commencement of the Dispute (or, in the case of Disputes described in Section 3.3(c)(ii)(B)(II) or 11.4, the time period set forth in such Section), any Disputing Party may


                                      (38)
submit such Dispute to binding arbitration under this Article 11 by notifying the other Disputing Parties (an "Arbitration Notice"). Arbitration pursuant to this Article 11 shall be the exclusive method of resolving Disputes other than through agreement of the Disputing Parties.

         10.2 SELECTION OF ARBITRATOR. (a) Any arbitration conducted under this Article 11 shall be heard by a sole arbitrator (the "Arbitrator") selected in accordance with this Section 11.2. In the case of a Dispute described in
Section 11.1(a)(i), the arbitrator shall be a Person (such as an investment banker or appraiser) with expertise in the valuation of assets and interests similar to the asset or interest required to be valued thereunder. In the case of a Dispute described in Section 11.1(a)(ii), the arbitrator shall be a certified public accounting firm with expertise in limited liability company or partnership accounting and tax matters. In the case of a Dispute described in
Section 11.1(a)(ii), the arbitrator shall be an attorney or law firm with expertise in the law of limited liability companies (unless the Dispute concerns a different field of Law, in which case the arbitrator shall have expertise in such other field). Each Disputing Party and each proposed Arbitrator shall disclose to the other Disputing Parties any business, familial or other relationship or Affiliation that may exist between such Disputing Party and such proposed Arbitrator; and any Disputing Party may disapprove of such proposed Arbitrator on the basis of such relationship or Affiliation.

     (b) The Disputing Party that submits a Dispute to arbitration shall designate a proposed Arbitrator in its Arbitration Notice. If any other Disputing Party objects to such proposed Arbitrator, it may, on or before the tenth Day following deliver of the Arbitration Notice, notify all of the other Disputing Parties of such objection. All of the Disputing Parties shall attempt to agree upon a mutually acceptable Arbitrator. If they are unable to do so within 20 Days following delivery of the notice described in the immediately preceding sentence, any Disputing Party may petition the United States District Judge for the Western District of Texas (Austin Division) then senior in service to designate the Arbitrator. If the Arbitrator so chosen shall die, resign or otherwise fail or becomes unable to serve as Arbitrator, a replacement Arbitrator shall be chosen in accordance with this Section 11.2.

         10.3 CONDUCT OF ARBITRATION. The Arbitrator shall expeditiously (and, if possible, within 60 Days after the Arbitrator's selection) hear and decide all matters concerning the Dispute. Any arbitration hearing shall be held in the City of Austin, Texas. The arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association (excluding rules governing the payment of arbitration, administrative or other fees or expenses to the Arbitrator or such Association), to the extent that such Rules do not conflict with the terms of these Regulations. Except as expressly provided to the contrary in these Regulations, the Arbitrator shall have the power (a) to gather such materials, information, testimony and evidence as it deems relevant to the dispute before it (and each Member will provide such materials, information, testimony and evidence requested by the Arbitrator, except to the extent any information so requested is proprietary, subject to a third-party confidentiality restriction or to an attorney-client or other privilege) and (b) to grant injunctive relief and enforce specific performance. If it deems necessary, the Arbitrator may propose to the Disputing Parties that one or more other experts be retained to assist it in resolving the Dispute. The retention of such other experts shall require the unanimous consent of the Disputing Parties, which shall not be unreasonably withheld. Each


                                      (39)

Disputing Party, the Arbitrator and any proposed expert shall disclose to the other Disputing Parties any business, familial or other relationship or Affiliation that may exist between such Disputing Party (or the Arbitrator) and such proposed expert; and any Disputing Party may disapprove of such proposed expert on the basis of such relationship or Affiliation. The decision of the Arbitrator (which shall be rendered in writing) shall be final, nonappealable and binding upon the Disputing Parties and may be enforced in any court of competent jurisdiction. The responsibility for paying the costs and expenses of the arbitration, including compensation to the Arbitrator and any experts retained by the Arbitrator, shall be allocated among the Disputing Parties in a manner determined by the Arbitrator to be fair and reasonable under the circumstances. Each Disputing Party shall be responsible for the fees and expenses of its respective counsel, consultants and witnesses, unless the Arbitrator determines that compelling reasons exist for allocating all or a portion of such costs and expenses to one or more other Disputing Parties.


                                 ARTICLE 11
                   DISSOLUTION, WINDING-UP AND TERMINATION

         11.1 DISSOLUTION. (a) Subject to Section 12.1(b), the Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a "Dissolution Event"):

                          (i) the expiration of the period fixed for the duration of the Company in the Articles;

                          (ii)    the consent of a Unanimous Interest;

                          (iii) the death, Expulsion, Withdrawal, dissolution or Bankruptcy of any Member, or the occurrence of any other event that terminates the continued membership of any Member in the Company;

                          (iv) entry of a decree of judicial dissolution of the Company under Article 18-802 of the Act; and

                          (v) the occurrence of any event specified in the Articles to cause dissolution (if any).

     (b)      If a Dissolution Event described in subparagraphs (i), (iii), or
(v) of Section 12.1(a) shall occur and there shall be at least two other Members remaining, the Company shall not be dissolved, and the business of the Company shall be continued, if a Unanimous Interest (calculated without reference to any Member with respect to whom a Dissolution Event described in subparagraph (iii) has occurred) so agrees within 90 Days of the occurrence of such Dissolution Event (such agreement is referred to herein as a "Continuation Election"). If a Continuation Election is made following the occurrence of a Dissolution Event described in subparagraph (i) or (v) of Section 12.1(a), the Members shall promptly amend the Articles in the manner described in Article 18-202 of the Act.


                                      (40)

         11.2 WINDING UP AND TERMINATION. On the occurrence of a Dissolution Event, unless a Continuation Election is made, a Majority Supermajority Interest (calculated without reference to any Member with respect to whom a Dissolution Event described in subparagraph (iii) of Section 12.1(a) has occurred) shall select one or more Members (other than a Member described in the immediately preceding parenthetical phrase) to act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:

                 (a) as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

                 (b) the liquidator shall follow the process described in such Articles 18-803 and 18-804;

                 (c) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up and any advances described in Section 4.5) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

                 (d) all remaining assets of the Company shall be distributed to the Members as follows:

                          (i) the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with the provisions of
                 Article 5;

                          (ii) with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

                          (iii) Company property shall be distributed among the Members in accordance with Section 5.3; and those distributions shall be made by the end of the


                                      (41)
                 taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 Days after the date of the liquidation).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 12.2. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Rights and the Company's property and constitutes a compromise to which all Members have consented. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

         11.3 DEFICIT CAPITAL ACCOUNTS. No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member's Capital Account.

         11.4 ARTICLES OF DISSOLUTION. On completion of the distribution of Company assets as provided herein, the Members (or such other Person or Persons as the Act may require or permit) shall file Articles of Dissolution with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company. Upon the issuance of a certificate of dissolution by the Secretary of State of Delaware, the existence of the Company shall cease, except as may be otherwise provided by the Act or other applicable Law.

                                 ARTICLE 12
                             GENERAL PROVISIONS

         12.1 OFFSET. Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment.

         12.2 NOTICES. Except as expressly set forth to the contrary in these Regulations, any notices, requests or consents provided for or permitted to be given under these Regulations must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram or similar transmission; and a notice, request or consent given under these Regulations is effective on receipt by the Person to receive it. All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A or in the instrument described in Section 3.3(d)(i)(B) or 3.4, or such other address as that Member may specify by notice to the other Members. Any notice, request or consent to the Company must be given to all of the Members. Whenever any notice is required to be given by Law, the Articles or these Regulations, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                      (42)

         12.3 ENTIRE AGREEMENT; SUPERSEDURE. These Regulations constitute the entire agreement of the Members and their Affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

         12.4 AFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.

         12.5 AMENDMENT OR RESTATEMENT. (a) These Regulations may be amended or restated only by a written instrument adopted, executed and agreed to by a Majority Interest; provided, however, that (i) an amendment or restatement reducing a Member's Sharing Ratio or increasing its Commitment (other than to reflect changes otherwise provided by these Regulations) is effective only with that Member's consent, (ii) an amendment or restatement reducing the required Sharing Ratio or other measure for any consent or vote in these Regulations is effective only with the consent of Members having the Sharing Ratio or other measure theretofore required, and (iii) amendments of the type described in Section 3.4 may be adopted as therein provided.

     (b) The Articles may be amended or restated only with the approval of a Majority Interest; provided, however, that (i) no such amendment or restatement of the Articles may effect any change described in clause (i) or
(ii) of Section 13.5(a) without the consent of the Member or Members whose consent would be required under such clauses if such change were being effected through an amendment or restatement of the Regulations, and (ii) amendments of the type described in Section 12.1 may be adopted as therein provided.

         12.6 BINDING EFFECT. Subject to the restrictions on Dispositions set forth in these Regulations, these Regulations are binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

         12.7 GOVERNING LAW; SEVERABILITY. THESE REGULATIONS ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THESE REGULATIONS TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of these Regulations and (a) any provision of the Articles, or (b) any mandatory, non-waivable provision of the Act, such provision of the Articles or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the regulations of a limited liability company (or otherwise by agreement of the members or of a limited liability company), such provision shall be deemed superseded and waived in its entirety if these Regulations contain a provision addressing the same issue or subject matter. If any provision of these Regulations or the application thereof to any


                                      (43)

Person or circumstance is held invalid or unenforceable to any extent, the remainder of these Regulations and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law.

         12.8 FURTHER ASSURANCES. In connection with these Regulations and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of these Regulations and those transactions.

         12.9 WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

         12.10 DIRECTLY OR INDIRECTLY. Where any provision of these Regulations refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person.

         12.11 INDEMNIFICATION. To the fullest extent permitted by Law, each Member shall indemnify the Company, and each other Member and hold them harmless from and against all losses, costs, liabilities, damages, and expenses (including costs of suit and attorney's fees) they may incur on account of any breach by that Member of these Regulations.

         12.12 COUNTERPARTS. These Regulations may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

         IN WITNESS WHEREOF, the sole Member has executed these regulations as of the date first set forth above.

                                           SOLE MEMBER:

                                           CLASSIC CABLE, INC.


                                           By:    /s/ STEVEN SEACH
                                              ----------------------------
                                           Name:  Steven Seach
                                                --------------------------
                                           Title: President
                                                 -------------------------


                                      (44)

                                   EXHIBIT A

                                INITIAL MEMBERS



Classic Cable, Inc.
515 Congress, Suite 2626
Austin, Texas 78701
512-476-5204


         Initial Capital Contribution:     $1,000
         Commitment:                       $-0-
         Sharing Ratio:                    $  100%
         Investment Rate:                  $  100%

                                   EXHIBIT B

                               SPOUSE'S AGREEMENT



         The undersigned, being the spouse of ______________________________, agrees to be bound by the provisions of these Regulations, to the extent applicable to the undersigned (including Section 3.10 and any other provisions applicable to the spouses of Members or to a Spouse's Fraction).



                                         -----------------------------------

                                         Name:
                                              ------------------------------